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                                                                    EXHIBIT 3(b)



                                 RESTATED BYLAWS

                                       OF

                           J. ALEXANDER'S CORPORATION

                                     OFFICES

         1. The principal office of the Corporation shall be at Nashville, Tennessee, and the Corporation shall have such other offices at such other places within or without the State of Tennessee as the Board of Directors of the Corporation may from time to time determine or as the business of the Corporation may require.

                             STOCKHOLDERS' MEETINGS

         2.       Annual Meetings.

                  (a) The annual meeting of the stockholders of the Corporation shall be held at the principal office of the Corporation or at such other place within or without the State of Tennessee as may be determined by the Board of Directors and as may be designated in the notice of such meeting. The meeting shall be held on a date set by the Board of Directors during the third, fourth, or fifth month following the end of the Corporation's fiscal year. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

                  (b) If the election of directors shall not be held on the day here designated for any annual meeting, or at any adjournment of such meeting, the Board of Directors shall call a special meeting of the stockholders as soon as conveniently possible thereafter. At such meeting


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the election of directors shall take place and such election and any other business transacted thereat shall have the same force and effect as at an annual meeting duly called and held.

         3.       Special Meetings.

                  (a) Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by
(i) the President, (ii) the Chairman of the Board of Directors, (iii) a majority of the Board of Directors, or (iv) subject to the procedures set forth in
Section 3(b) below, one or more stockholders owning of record on the date the notice described in Section 3(b) below is received by the Secretary of the Corporation 10% or more of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

                  (b) Any stockholder or stockholders who are the record owners of the requisite percentage of the entire capital stock of the Corporation issued and outstanding and entitled to vote and who desire to call a special meeting in accordance with Section 3(a)(iv) above shall deliver written notice by registered mail to the Secretary of the Corporation complying with the requirements of Section 3A hereof. Upon receipt of said notice, the Secretary shall determine (i) whether the stockholder or stockholders giving such notice own as of the date of receipt of such notice by the Secretary the requisite percentage of the entire capital stock of the Corporation issued and outstanding and entitled to vote and (ii) whether the notice complies with Section 3A hereof. Following such determinations, the Secretary shall deliver such notice of the Board of Directors, who shall determine a place and time for such meeting, which time shall not be less than seventy-five nor more than ninety days after the receipt by the Secretary. Following such determination by the Board of Directors as to a place and time for


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such meeting, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting in the manner set forth in
Section 4(b) hereof that a meeting will be held at the time and place so determined.

         3A.      Advance Notice of Nominations and Proposals of Business.

                  (a) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual or any special meeting of stockholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of giving the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 3A.

                  (b) For nominations or other business to be properly brought before an annual or special meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph (a) of this Section 3A, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such notice shall comply with the requirements as to the content thereof set forth in this Section 3A, (ii) the business must be a proper matter for stockholder action under the Tennessee Business Corporation Act, (iii) if the stockholder has provided the Corporation with a "Solicitation Notice" (as that term is defined below), such stockholder must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed



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by such stockholder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.

                  (c) To be timely, a stockholder's notice with respect to an annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy-five or more than ninety days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, if the date of the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth day prior to the annual meeting or tenth day following the day on which public announcement of the date of the meeting is first made.

                  (d) The stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to the person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the persons' written consent to serve as a director if elected; (ii) as to any other business that the stockholder proposes to bring before a meeting, a brief description of the business, the reasons for conducting the business at the meeting and any



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material interest in the business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the stockholder giving notice (A) the name and address of the stockholder, as they appear on the Corporation's books, (B) if any other person or entity has beneficial ownership (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of the shares of the Corporation owned of record by such stockholder, the name and address of all such beneficial owners and the nature of their beneficial ownership of such shares, (C) the class (and, if applicable, the series) and number of shares of the Corporation that are owned of record by the stockholder, and if there are beneficial owners of any of such shares, the number of such shares beneficially owned by each such beneficial owner, and (D) whether either the stockholder or beneficial owner, if any, intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

                  (e) Notwithstanding anything in paragraph (b) of this Section 3A to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of the Corporation at least fifty-five days prior to the Anniversary, a stockholder's notice required by this Section 3A shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.



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                  (f) Only persons nominated in accordance with the procedures set forth in this Section 3A shall be eligible for election as and to serve as directors and the only business that shall be conducted at an annual or special meeting of the stockholders is business that has been brought before the meeting in accordance with the procedures set forth in this Section 3A. The presiding officer of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in this Section 3A and, if any proposed nomination or business is not in compliance with this Section 3A, to declare that the defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

                  (g) For purposes of the Section 3A, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14, or 15(d) of the Exchange Act.

                  (h) Notwithstanding the foregoing provisions of this Section 3A, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 3A. Nothing in this Section 3A shall affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         4.       Notice and Purpose of Meetings; Waiver.

                  (a) Regular Meetings. Each stockholder of record entitled to vote at any meeting shall be given in person or by mail written notice of the place, date and hour of every


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regular meeting of stockholders. Such notice shall be delivered or mailed not less than ten (10) days nor more than sixty (60) days before the meeting. Mailed notice shall be deemed to be delivered when mailed to the stockholder's address as it appears on the stock book or to such other address as the Stockholder shall have designated in writing to the Secretary.

                  (b) Special Meetings. Each stockholder of record entitled to vote at any meeting shall be given, in person or by mail, written notice of every special meeting of stockholders. Such notice shall state the place, date, hour, purpose or purposes for which the meeting is called, and the person or persons calling the meeting, and shall be delivered or mailed not less than ten
(10) days nor more than sixty (60) days before the meeting. Mailed notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock book of the Corporation or to such other address as the stockholder shall have designated in writing to the Secretary. No publication of notice of the meeting shall be required.

                  (c) Waiver. A stockholder may waive the notice of either a regular or special meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice.

         5.       Quorum.

         Except as otherwise provided by law, a quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares entitled to vote thereat, present in person or by proxy.



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         6.       Record Date; Voting.

         The Board of Directors may fix in advance of any meeting of the stockholders, regular or special, a record date for the determination of stockholders entitled to notice of, and the right to vote at, such meeting; such record date shall be not more than seventy-five (75) nor less than eleven (11) days prior to the date of such meeting. At such meetings every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock registered in his name on the books of the Corporation. All elections shall be had and all questions decided by a plurality vote of the number of shares represented in person or by proxy. At any meeting of the stockholders, either regular or special, the stockholders by majority vote may remove the entire Board of Directors or any number of the directors, with or without cause, and where such removal shall have been made, successor directors shall be at once elected to serve the unexpired terms of the directors so removed.

         7.       Presiding Officer.

                  (a) Meetings of the stockholders shall be presided over by the President or if he is not present by a Vice President, or if neither the President nor a Vice President is present, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the corporation, or, in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.



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                                    DIRECTORS

         8.       Number, Qualification, Term, Quorum and Vacancies.

                  (a) The property, affairs and business of the Corporation shall be managed by a Board of Directors of not less than three (3) nor more than fifteen (15) persons. Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders and each director shall serve for one year and until his successor shall be elected and qualified.

                  (b) In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. The number of the Board of Directors may be increased from time to time by either the stockholders or directors. If the number of directors be increased by action of the stockholders a vacancy or vacancies caused by such increase shall be filled by the stockholders in the same manner as at an annual election and if the number of directors be increased by action of the directors, then such increase shall be effected by a majority of the entire Board of Directors, and any vacancy or vacancies caused by such increase in number shall be filled by the directors. Directors elected to fill vacancies caused by increase in number of the Board shall hold office until the annual meeting of stockholders until their successors are chosen and qualified.

                  (c) Directors need not be stockholders of the Corporation unless the number of directors is less than three (3) persons. Directors need not be residents of Tennessee.

                  (d) A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. If, at any meeting of the Board of Directors, there shall


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be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained. In case there are vacancies on the Board of Directors, other than vacancies created by the removal of a director or directors by the stockholders, the remaining directors, although less than a quorum, may by a majority vote elect a successor or successors for the unexpired term or terms.

         9.       Meetings.

         Meetings of the Board of Directors may be held either within or without the State of Tennessee. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board, and may be held without notice. Special meetings may be held at any time upon call of the President or a Vice President, or any two (2) directors, upon personal notice, or written or telegraphic notice deposited in the United States mail or delivered to the telegraph company at least one (1) day prior to the day of the meeting. A meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the stockholders. Special meetings may be held at any time without notice if all the directors are present or if, before or after the meeting, those not present waive such notice in writing. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at, such meeting.

         10.      Removal.

                  (a) At any meeting of the stockholders, any director or directors may be removed from office, without assignment of any reason therefore, by a majority vote of the shares outstanding and entitled to vote.



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                  (b) At any meeting of the Board of Directors, any director or directors may be removed from office for cause, as that term is defined in Tennessee Code Annotated, ss. 48-807, by a majority of the entire Board of Directors.

                  (c) When any director or directors are removed, new directors may be elected at the same meeting of the stockholders, or Board of Directors as the case may be, for the unexpired term of the director or directors removed. If the stockholders fail to elect persons to fill the unexpired term or terms of the director or directors removed by them, such unexpired terms shall be considered vacancies on the Board to be filled by the remaining directors.

         11.      Committees.

                  (a) The Board of Directors is authorized, in its discretion, to appoint from its members an Executive Committee of not less than three nor more than five members who shall be vested with all the powers of the Board of Directors when it is not in session, including but not limited to the power to

                      (1) Adopt, amend or repeal the bylaws,

                      (2) Submit to stockholders any corporate action requiring stockholders' authorization;

                      (3) Fill vacancies in the Board of Directors or in any committee; and

                      (4) Declare dividends or make other corporate distributions.

                  (b) The Board of Directors is authorized, in its discretion, to appoint from its members a Finance Committee which shall consider and pass on all questions and matters arising in connection with the investment of the Corporation's funds, the number of members of this



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Committee to be determined by the directors. Members of the Finance Committee need not be members of the Board of Directors.

                  (c) The Board of Directors is authorized, in its discretion, to appoint such other committees as may seem desirable in the conduct of the Corporation's affairs.

         12.      Compensation.

         Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of directors may be on such basis as is determined in the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

                                    OFFICERS

         13.      Number.

         The officers of the Corporation shall be chosen by the directors and shall be a Board Chairman, a President, a Secretary and a Treasurer and such other officers as may be from time to time elected by the Board of Directors. One person may hold any two offices except the President may not hold the office of Secretary.

         14.      Term of Office.

         The principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board following the stockholders' annual meeting, or as soon thereafter as is



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conveniently possible. Subordinate officers may be elected from time to time.
Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

         15.      Removal.

         Any officer may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors then in office. Such removal shall not prejudice the contract rights, if any, of the persons so removed.

         16.      Vacancies.

         Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         17.      Duties.

                  (a) The Board Chairman shall preside at all meetings of the Board of Directors and shall exercise such powers and perform such other duties as may be directed by the Board.

                  (b) The President shall preside at all meetings of the stockholders and directors; he shall have general supervision over the active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall execute bonds, mortgages and other contracts and shall be ex officio, a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

                  (c) The Vice President or Vice Presidents (if there be one or more) shall be active executive officers of this Corporation, shall assist the President in the active management


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of the business and shall perform such other duties as the Board of Directors may from time to time prescribe.

                  (d) The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors when required, and shall perform such other duties as may be prescribed by the Board of Directors.

                  (e) The Treasurer shall have the custody of the Corporation funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and directors at the regular meetings of the Board or whenever they may require it, an account of all of his transactions as Treasurer, and the financial condition of the Corporation. He shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board for the faithful performance of his duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.


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                  (f) Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.

                  (g) In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select.

         18.      Salaries.

         The salaries of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that he is also a director of the Corporation and receiving compensation therefor.

         19.      Indemnification of Officers and Directors.

         The Corporation shall indemnify each present and future director and officer of the Corporation, or any person who may have served at its request as a director or officer of another company in which it owns shares of capital stock (and, in either case, his heirs, executors and administrators), to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted.

                              CERTIFICATES OF STOCK

         20.      Form.

                  (a) The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock, certifying the number of shares represented thereby and in such form, not inconsistent with the Charter, as the President may from time to time select.



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                  (b) The certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer. Where any certificate is manually signed by a transfer agent or by a registrar, the signatures of the President, Vice President, Secretary, Assistant Secretary, and/or Treasurer upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

         21.      Subscriptions for Shares.

         Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be specified by the Board of Directors. All calls for payments on subscriptions shall carry the same terms with regard to all shares of the same class.

         22.      Transfers.

                  (a) Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owner thereof, or by his duly authorized attorney, upon surrender of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

                  (b) The person in whose name shares of stock are registered on the books of the Corporation shall be deemed by the corporation to be the owner thereof for all purposes. However, if any transfer of shares is made only for the purpose of furnishing collateral security,


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and such fact is made known to the Secretary of the Corporation, the entry of the transfer shall record such fact.

         23.      Lost, Destroyed, or Stolen Certificates.

         No certificate for shares of stock in the Corporation, shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and such surety as the Board of Directors may, in its discretion, require.

                                CORPORATE ACTIONS

         24.      Deposits.

         The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation. All checks or demands for money and notes of the Corporation shall be signed by such officers or officer as the Board of Directors may from time to time designate.

         25.      Voting Securities Held by the Corporation.

         Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had



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been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

         26.      Fiscal Year.

         The fiscal year of the corporation shall be determined by the Board of Directors and in the absence of such determination, shall be the calendar year.

                                 CORPORATE SEAL

         27.      The Corporation shall not have a corporate seal.

                               AMENDMENT OF BYLAWS

         28. These Bylaws may be altered or amended by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment is contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting if notice of the proposed alteration or amendment is contained in the notice of the meeting.

                                  STOCKHOLDERS

         29. The Board of Directors shall not have the power to submit to the stockholders any plan of merger or share exchange that does not comply with this Article 29. The vote of stockholders of the Corporation required to approve any Business Combination shall be as set forth in this Article. The term "Business Combination" shall have the meaning ascribed to it in (a)(B) of this Article; each other capitalized term used in this Article shall have the meaning ascribed to it in (c) of this Article.


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         (a)(A) In addition to any affirmative vote required by law or the
Charter or Bylaws and except as otherwise expressly provided in (b) of this Article;:

                (1) Any merger or share exchange of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Stockholder; or

                (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $2,000,000 or more; or

                (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $2,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate) from the Corporation or a Subsidiary; or

                (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of


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its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall not be consummated without the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), in each case voting together as a single class (it being understood that for purposes of this Article, each share of the Voting Stock shall have the number of votes granted to it pursuant to the Charter). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by the Charter or in any agreement with any national securities exchange or otherwise.

                 (B) The term "Business Combination" as used in this Article shall mean any transaction that is referred to in any one or more of clauses (1) through (5) of (a)(A) of this Article.

             (b) The provisions of (a) of this Article shall not be applicable to any Business Combination in respect of which all of the conditions specified in either of the following paragraphs A and B are met, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of the Charter:

                 (A) such Business Combination shall have been approved by a majority of the Disinterested Directors, or



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



                  (B) each of the six conditions specified in the following clauses (1) through (6) shall have been met;

                      (1) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                          (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired beneficially by such Interested Stockholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                          (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                      (2) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (B)(2) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):



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



                          (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Stockholder which were acquired beneficially by such Interested Stockholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

                          (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                          (iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; and

                      (3) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form (including the same proportions, to the extent that more than one form of consideration is used) as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Stockholder on the Determination Date; and

                      (4) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination;


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



                          (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

                          (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

                          (iii) such Interested Stockholder shall not have become the beneficial owner of any shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

                       (5) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

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



                   (6) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all public stockholders of the Corporation at least 45 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

           (c) For the purposes of this Article:

               (A) A "person" shall mean any individual, firm, corporation or other entity.

               (B) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which;

                   (1) is the beneficial owner, directly or indirectly, of more than 20 percent of the combined voting power of the then outstanding shares of Voting Stock; or

                   (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

                   (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.



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



                (C) A person shall be a "beneficial owner" of any Voting Stock:

                    (1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                    (2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                    (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                (D) For the purposes of determining whether a person is an Interested Stockholder pursuant to (c)(B) of this Article, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of (c)(C) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                (E) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1988.


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                  (F) "Subsidiary" means any corporation at least 50 percent of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in (c)(B) of this Article, the term "Subsidiary" shall mean only a corporation of which at least 50 percent of each class of equity security is owned, directly or indirectly by the Corporation.

                  (G) "Disinterested Director" means any member of the Board of Directors of the Corporation who was a member of the Board of Directors of the Corporation on January 19, 1988, or a person recommended to succeed a Disinterested Director and designated a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors and who is subsequently elected to the Board of Directors.

                  (H) "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as

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



determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                  (I) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in (b)(B)(1) and (2) of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  (J) "Announcement Date" means the date of first public announcement of the proposed Business Combination.

                  (K) "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

              (d) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another person, (D) whether the requirements of (b) of this Article have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market

Value of $2,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article.

         (e) Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         (f) Notwithstanding anything contained in the Bylaws to the contrary, the unanimous vote of all directors which shall include at least four Disinterested Directors shall be required to alter, amend, or repeal this Article or to adopt any provision inconsistent therewith.


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